UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 05, 2023

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 5, 2023, Enova International, Inc. (the “Company”) priced its previously announced offering of $400.0 million in aggregate principal amount of senior notes due 2028 (the “Notes”). The Notes will be offered at a price of 99.058% of the principal amount thereof and will bear interest at 11.25% per annum. The Notes will be guaranteed, jointly and severally, on a senior unsecured basis by the Company’s existing and future domestic subsidiaries, subject to certain exceptions including for its securitization subsidiaries. The Notes and the related guarantees will be senior unsecured obligations of the Company and the guarantors.

The offering is expected to close on December 6, 2023, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering to redeem all of its outstanding senior notes due 2024 (the “2024 Notes”), to fund the prepayment of a portion of its outstanding borrowings under its senior revolving credit agreement, to pay the related accrued interest, fees and expenses related to the offering of the Notes and incurred in connection with the redemption of the 2024 Notes, and for general corporate purposes. Enova’s obligation to redeem the 2024 Notes is conditioned upon the consummation of the offering of the Notes described above.

The Notes and the related guarantees are being offered only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This Current Report on Form 8-K is issued for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. No offer, solicitation or sale of the Notes will be made in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are forward looking statements. These forward-looking statements reflect the current view of management and are subject to various risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties, including, without limitation, those risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These risks and uncertainties are beyond the ability of the Company to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company cautions you not to put undue reliance on these statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova International, Inc.

Date:	December 5, 2023	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel and Secretary